FOR IMMEDIATE RELEASE

December 13, 2007

The Castle Group, Inc. Announces Guidance for Q4 Fiscal Year 2007, and Fiscal Year 2008

2008 EBITDA expected to total five times the 2007 figure

Honolulu, Hawaii – The Castle Group, Inc. (OTC-BB: CAGU), holding company for Castle Resorts & Hotels, which provides hospitality services to 26 properties in Hawaii, Guam, Micronesia, New Zealand, and Thailand, today announced its financial guidance for its fiscal 2007 fourth quarter and full fiscal year, ending December 31, 2007.

Management also announced guidance for fiscal year 2008, ending December 31, 2008.

Since May 2007, Castle has added six new properties to its list of hotels and condominium resorts, with the most recent additional properties under Castle management being the 596-room Maile Sky Court Hotel in Honolulu, Hawaii and the Queen Kapiolani, a 315-room hotel located in the heart of Honolulu, with spectacular views of Oahu’s two famous landmarks, Diamond Head and Waikiki Beach.

Commenting on the Company’s year 2007 results, Alan Mattson, president and chief operating officer of Castle Resorts & Hotels, said, “We are closing out the year very strongly and are on target for our growth objectives. Our presence in Waikiki has more than doubled in the past year, and with our expansion into Thailand, we are accelerating our international inventory growth. Taken together, properties newly under contract are expected to provide substantial increases in revenues, as compared to prior periods.”

Preliminary Q4 and Fiscal Year 2007 Results

Castle estimates that its revenues will total $22.6 million during 2007, representing a year-over-year increase of 7% for 2007 as compared to 2006.  This estimate is based on the Company’s financial performance in the three quarters of fiscal 2007 and management’s experience with the Company’s operations and markets in recent past years, as well as the expected performance of new contracts.

Operating expenses are expected to increase 13% to $22.5 million during 2007, from $20.0 million in 2006.  This increase in operating expenses is partially a result of staffing and infrastructure costs incurred in preparation for the commencement of new contracts but before related revenues can be realized.

Castle has made investments in its organization and infrastructure over the past few quarters which have brought increases in cost efficiencies.  The incremental costs of managing new contracts and their associated revenues are less than the cost of managing the historical revenue base.

Castle expects full-year 2007 earnings before interest taxes, depreciation and amortization (EBITDA) to total $338,000 and a net loss on a GAAP basis of $162,000 versus the $1.3 million in EBITDA and $372,000 in net income recorded for the year ended December 31, 2006.  The decrease in earnings is a result of the company’s execution of its strategy to expand into other Pacific Basin and Asian vacation destinations. Increases in staffing and enhancement of its systems and infrastructure during the past year were undertaken in anticipation of substantial growth in the number and geographical reach of the properties under contract in the coming quarters.

EBITDA, a financial measure not in accordance with generally accepted accounting principles (GAAP), reflects Castle’s earnings without the effect of depreciation, interest income or expense or taxes.  Castle’s management believes that in many ways it is a good alternative indicator of Castle’s financial performance as it removes the effects of non-cash depreciation and amortization of assets, as well as the fluctuations of interest costs based on its borrowing history and increases and decreases in tax expense brought about by changes in the provision for future tax effects rather than current income.  Readers should be aware that not all companies calculate EBITDA in the same way, potentially impairing EBITDA comparisons from company to company.

Due to the relatively fixed nature of the Company’s interest, depreciation, and amortization, Castle’s net income for the fourth quarter of 2007 is anticipated to follow a trend similar to EBITDA.  The Company is estimating a slight loss of $27,000 in the fourth quarter of 2007 for a combined net loss of $162,000 for the full year of 2007.

Fiscal 2008 Guidance

Incremental revenues from the Company’s new contracts, along with expansion of services provided to resort and condominium properties currently under contract, are expected to increase 2008 revenues to $26.8 million, representing an 18% improvement over 2007.

Fiscal 2008 operating expenses are anticipated to total $25.0 million, an increase of 11% over 2007, less than the anticipated 18% growth in revenues noted above.

Based on increased efficiency trends continuing into 2008, Castle is projecting an increase in EBIDTA to $2.1 million.  This represents five times the EBIDTA estimated for 2007.

Due to the relatively fixed nature of interest, depreciation, and amortization, combined with projected revenue increases and operating efficiencies, Castle’s net income for 2008 is anticipated to follow a trend similar to EBITDA, and is projected to total slightly less than $1.0 million.

“This year marks some major accomplishments for the Company. Not only have we substantially expanded our portfolio of companies under management and turned towards profitability, we just recently started trading on the Over the Counter Bulletin Board,”

said Rick Wall, chairman and chief executive officer of The Castle Group, Inc.  “Castle has entered a period of rapid growth and we intend to continue our rapid growth in the coming quarters by adding properties to our property management portfolio, providing more and higher-value services to the property owners we serve and leveraging the efficiencies we have woven into operations.  The properties in the portfolio for 2008 are expected to generate in excess of $100 million in annual Gross Property Revenues for their owners.”

Castle receives either fees or Attributed Property Revenues, (a portion of Gross Property Revenues) and uses the measurement of overall Gross Property Revenues, from all sources, as a metric to track the size and scope of its portfolio growth.

“Castle’s new and existing business and contracts give management strong confidence in our current projections for 2007 and 2008,” said Howard Mendelsohn, the Company’s chief financial officer. “Our planned and ongoing new business acquisition activities may allow us to accelerate our growth beyond the projections shown here for 2008 and continue that trajectory into 2009.”

About The Castle Group

The Castle Group manages hotels and condominiums on the Hawaiian islands of Oahu, Maui, Kauai, Molokai and Hawaii; on Saipan and Guam in Micronesia; Thailand and on New Zealand’s North Island.  Founded in 1994 with just 220 rooms, today Castle has contracts with 26 properties totaling more than 3,200 hotel rooms and condominium units and employs more than 600 resort, hotel and corporate staff. Castle offers travelers accommodations ranging from hotel guest rooms to fully equipped spacious resort condominiums. Castle has adopted a strategic plan to expand in Hawaii, Micronesia, New Zealand, and Thailand, as well as in regions throughout the Pacific, Asia and Central America.

This press release contains forward-looking statements made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward looking statements are based upon the current plans, estimates and projections of The Castle Group's management and are subject to risks and uncertainties which could cause actual results to differ from the forward looking statements.  These include, but are not limited to risk factors and uncertainties set forth  in the Company's Form 10-KSB/A-1 dated November 7, 2007 and other filings with the U.S. Securities and Exchange Commission.  The Castle Group does not assume any obligation to update the information contained in this press release.

For more information, please contact:

Investor Relations Contact:

Christi Mottola, Managing Partner

CCG Investor Relations

Direct : (949) 851-1109

Fax: (949) 223-0028

Christi.Mottola@ccgir.com

Company Contact:

Donna Wheeler

The Castle Group

Toll-Free: 1-800-733-7753 (U.S./Canada/Guam/Saipan)

Direct: (808) 524-0900

Fax: (808) 521-9994

pr@castleresorts.com

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